As filed with the Securities and Exchange Commission on April 8, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VALASSIS COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	38-2760940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

19975 Victor Parkway Livonia, Michigan 48152 (734) 591-3000
(Address of Principal Executive Offices, including Zip Code and Telephone Number)

Valassis Employees' Retirement Savings Plan
(Full Title of the Plan)

Todd L. Wiseley, Esq. Valassis Communications, Inc. 19975 Victor Parkway Livonia, Michigan 48152 (734) 591-3000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to: Amy S. Leder, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	750,000 shares	$26.95	$20,212,500.00	$2,756.99

(1)
In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement covers any additional shares of Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Registrant’s common stock on the New York Stock Exchange on April 5, 2013.

EXPLANATORY NOTE
This registration statement is being filed pursuant to General Instruction E to Form S-8 (“General Instruction E”) for the purpose of registering 750,000 additional shares of common stock, par value $.01 per share (the “Common Stock”), of Valassis Communications, Inc. (the “Company”) and an indeterminate number of plan interests issuable to participants under the Valassis Employees’ Retirement Savings Plan (the “Retirement Plan”). The Company previously registered shares of Common Stock and an indeterminate amount of plan interests to be acquired pursuant to the Retirement Plan under a Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission (the “SEC”) on January 3, 1996 (SEC File No. 333−00024), as amended by Post Effective Amendment No. 1 to Form S-8, filed with the SEC on August 8, 2003 (as amended, the “Prior Registration Statement”), which is currently in effect.
Pursuant to General Instruction E, the contents of the Prior Registration Statement are hereby incorporated herein by reference, except to the extent amended, supplemented or modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents By Reference.
The following documents of the Company and the Retirement Plan (in each case, File No. 001-10991) previously filed with the SEC are hereby incorporated in this Registration Statement by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013;

(b)	Current Report on Form 8-K filed with the SEC on March 11, 2013;

(c)	The Annual Report on Form 11-K of the Retirement Plan for the fiscal year ended December 31, 2011 filed with the SEC on June 27, 2012; and

(d)
The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on January 23, 1992 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company or the Retirement Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.
Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) permits a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his/her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him/her against the expenses which such officer or director actually and reasonably incurred.
In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
The Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification to its directors and such of its officers, employees and agents as the Board of Directors may determine, from time to time, to the fullest extent permitted by Section 145 of the Delaware Law.
The Company has obtained directors and officers liability insurance coverage. The policy insures directors and officers of the Company against losses arising from claims made against such directors or officers by reason of certain wrongful acts (as defined), such as errors, misstatements, misleading statements, acts, omissions, negligence or breaches of duty, but does not insure such persons against losses arising from claims made against such directors or officers for the return of certain unauthorized remunerations, for violations of Section 16(b) of the Exchange Act and for violations of similar laws and certain other matters.
The above discussion of the Delaware Law and the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws is not intended to be exhaustive and is qualified in its entirety by such statute, the Restated Certificate of Incorporation and the Amended and Restated By-Laws.
Item 8.    Exhibits.
For a list of exhibits, see the attached Exhibit Index, which is hereby incorporated into this Item by reference.
The Company hereby undertakes that it will submit or has submitted the Retirement Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.
Item 9.    Undertakings.
The Company hereby undertakes:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 1, 2013;

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 8th day of April, 2013.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Robert A. Mason
Robert A. Mason President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Robert A. Mason, Robert L. Recchia and Todd L. Wiseley, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph B. Anderson, Jr.	Director	April 8, 2013
Joseph B. Anderson, Jr.

/s/ Kenneth V. Darish	Director	April 8, 2013
Kenneth V. Darish

/s/ Robert A. Mason	President, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2013
Robert A. Mason

/s/ Robert L. Recchia	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 8, 2013
Robert L. Recchia

/s/ Thomas J. Reddin	Director	April 8, 2013
Thomas J. Reddin

/s/ Alan F. Schultz	Director	April 8, 2013
Alan F. Schultz

/s/ Wallace S. Snyder	Director	April 8, 2013
Wallace S. Snyder

/s/ Luis A. Ubiñas	Director	April 8, 2013
Luis A. Ubiñas

/s/ Faith Whittlesey	Director	April 8, 2013
Faith Whittlesey

Valassis Employees’ Retirement Savings Plan
Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 8th day of April, 2013.

VALASSIS EMPLOYEES’ RETIREMENT SAVINGS PLAN

By:	/s/ Robert L. Recchia
Robert L. Recchia Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of May 22, 2003, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (SEC File No. 333-107787) filed on August 8, 2003).

4.2
First Supplemental Indenture, dated as of March 2, 2007, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, to the Indenture, dated as of May 22, 2003 (incorporated by reference to Exhibit 4.4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.3
Second Supplemental Indenture, dated as of June 27, 2011, between Valassis Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of May 22, 2003 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on July 1, 2011).

4.4
Indenture, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the
6⅝% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on February 3, 2011).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.*
24.1	Power of Attorney (included on signature page to this Registration Statement).*
99.1	Valassis Employees’ Retirement Savings Plan, as amended*
____________________
* Filed Herewith